As filed with the Securities and Exchange Commission on August 12, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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AZZ incorporated
(Exact name of registrant as specified in its charter)

Texas	75-0948250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

University Centre, I, Suite 200 1300 South University Drive Fort Worth, Texas (Address of Principal Executive Offices)	76107 (Zip Code)

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AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan
(Full title of the plan)
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David H. Dingus
President and Chief Executive Officer
University Centre I, Suite 200, 1300 South University Drive
Fort Worth, Texas  76107
(Name and address of agent for service)

(817) 810-0095
(Telephone number, including area code, of agent for service)

with copies of communications to:
F. Richard Bernasek, Esq.
Kelly Hart & Hallman LLP
201 Main Street, Suite 2500
Fort Worth, Texas 76102-3126
(817) 332-2500
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $1.00 per share	500,000	$42.10	$21,050,000	$827.27

(1) Represents shares issuable under the AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.
(2) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the New York Stock Exchange on August 8, 2008.

Item 3.                      Incorporation of Documents by Reference.

This Registration Statement registers additional securities to be issued under the AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

AZZ incorporated (the “Company”) hereby incorporates by reference the following documents filed with the Commission:

•	Registration Statement on Form S-8, No. 333-131068 filed with the Commission on January 17, 2006;

•	Annual Report on Form 10-K for the fiscal year ended February 29, 2008, filed with the Commission on May 12, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2008, filed with the Commission on June 27, 2008; and

•	Current Reports on Form 8-K filed with the Commission on June 12, 2008, June 17, 2008, June 27, 2008, and July 2, 2008.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.                      Exhibits

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
4.1*	AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan
23.1*	Consent of BDO Seidman, LLP
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (incorporated in the signature page of this Registration Statement)
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*           Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 11th day August, 2008.

AZZ incorporated

By:    /s/ Dana L. Perry
Dana L. Perry
Senior Vice President of Finance, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of AZZ incorporated, a Texas corporation, do hereby constitute and appoint David H. Dingus and Dana L. Perry, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.  The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the following capacities on the date indicated.

Signature	Title	Date

/s/ David H. Dingus David H. Dingus	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2008

/s/ Dana L. Perry Dana L. Perry	Senior Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 11, 2008

/s/ Martin C. Bowen Martin C. Bowen	Director	August 11, 2008

/s/ Sam Rosen Sam Rosen	Director	August 11, 2008

/s/ Kevern R. Joyce Kevern R. Joyce	Director	August 11, 2008

/s/ Peter A. Hegedus Peter A. Hegedus	Director	August 11, 2008

/s/ Dr. H. Kirk Downey Dr. H. Kirk Downey	Director	August 11, 2008

/s/ Daniel R. Feehan Daniel R. Feehan	Director	August 11, 2008

/s/ Daniel E. Berce Daniel E. Berce	Director	August 11, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1*	AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan
23.1*	Consent of BDO Seidman, LLP
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (incorporated in the signature page of this Registration Statement)

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*      Each document marked with an asterisk is filed herewith.